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                        ENTERGY CORPORATION
                      PRO FORMA BALANCE SHEET
                           June 30, 2002
                     (unaudited) (in thousands)
                                                              Adjustments to reflect proposed transaction
                                                                    Before     Pro Forma      After
                                                                  Transaction Adjustments   Transaction
                            ASSETS
Current Assets:
  Cash and cash equivalents:
     Temporary cash investments - at cost,
        which approximates market                                    $10,821   $350,000  (A)   $360,821
                                                                  ----------   --------      ----------
        Total cash and cash equivalents                               10,821    350,000         360,821
  Other temporary investments                                          4,782          -           4,782
  Notes receivable - associated companies                            368,992          -         368,992
  Accounts receivable - associated companies                           4,915          -           4,915
  Other                                                                2,517          -           2,517
                                                                  ----------   --------      ----------
           Total                                                     392,027    350,000         742,027
                                                                  ----------   --------      ----------

Investment in Wholly-owned Subsidiaries                            7,860,109   (350,000) (A)  7,510,109
                                                                  ----------   --------      ----------

Deferred Debits and Other Assets                                      98,488          -          98,488
                                                                  ----------   --------      ----------

           Total                                                  $8,350,624    $     -      $8,350,624
                                                                  ==========   ========      ==========
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                                     $350,001    $     -        $350,001
  Accounts payable:
    Associated companies                                              13,618          -          13,618
    Other                                                              5,105          -           5,105
  Taxes accrued                                                      215,368          -         215,368
  Other current liabilities                                            7,861          -           7,861
                                                                  ----------   --------      ----------
           Total                                                     591,953          -         591,953
                                                                  ----------   --------      ----------

Deferred Credits and Noncurrent Liabilities                          302,651          -         302,651
                                                                  ----------   --------      ----------

Shareholders' Equity:
  Common stock, $.01 par value, authorized
    500,000,000 shares; issued 248,174,087 shares
    in 2001                                                            2,482          -           2,482
  Paid-in capital                                                  4,662,704          -       4,662,704
  Retained earnings                                                3,638,448          -       3,638,448
  Accumulated other comprehensive loss                               (88,794)         -         (88,794)
  Less cost of treasury stock (27,441,384 shares in 2001             758,820          -         758,820
                                                                  ----------   --------      ----------
           Total common shareholders' equity                       7,456,020          -       7,456,020
                                                                  ----------   --------      ----------

           Total                                                  $8,350,624     $    -      $8,350,624
                                                                  ==========   ========      ==========

Explanation of proforma adjustment
  (A) To reflect the repurchase by Entergy Louisiana of $350 million of its common stock from Entergy Corporation.

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